Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8385

FOR IMMEDIATE RELEASE	Contact:	Timothy A. Bonang
Manager of Investor Relations
(617) 796-8149
www.fivestarqualitycare.com

Five Star Quality Care, Inc. Reports

Results for the Period Ended March 31, 2006

_______________________________________________________

Newton, MA (May 10, 2006). Five Star Quality Care, Inc. (AMEX: FVE) today announced its financial results for the quarter ended March 31, 2006.

Results for the quarter ended March 31, 2006:

Income from continuing operations was $2.7 million for the quarter ended March 31, 2006, compared to $1.7 million for the same period in 2005. Net income from continuing operations per share for the quarters ended March 31, 2006 and 2005 was $0.13 and $0.14, respectively.

Occupancy and Average Daily Rate:

Five Star’s total occupancy for the quarter ended March 31, 2006 was 91%, compared to 90% for the same period in 2005. Occupancy for communities that Five Star has operated continuously since January 1, 2005 was 91% for the quarter ended March 31, 2006, compared to 90% for the same period in 2005.

The average daily rate for the quarter ended March 31, 2006 was $134, compared to $131 for the same period in 2005. The average daily rate for communities that Five Star has operated continuously since January 1, 2005 was $136 for the quarter ended March 31, 2006, compared to $131 for same period in 2005.

Conference Call:

On Wednesday, May 10, 2006 at 1:00 p.m. Eastern Time, Evrett W. Benton, president and chief executive officer, and Bruce J. Mackey Jr., treasurer and chief financial officer, will host a conference call to discuss the first quarter 2006 financial results. Following the Company’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 810-0924. Participants calling from outside the United States and Canada should dial (913) 981-4900. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available from 4:00 p.m. on May 10, 2006 through midnight on May 16, 2006. To hear the replay, dial (719) 457-0820. The replay pass code is 9146122.

A live audio webcast of the conference call will also be available in a listen only mode on the Company’s web site at www.fivestarqualitycare.com. Participants wanting to access the webcast should visit the Company’s web site about five minutes before the call. The archived webcast will be available for replay on the Company’s web site for about one week after the call.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a healthcare services company which operates senior living communities. Five Star owns and leases 153 communities with over 17,100 separate living units located in 28 states. These communities include independent living, assisted living and skilled nursing communities. Five Star also operates five institutional pharmacies, one of which also provides mail order pharmaceuticals to the general public. Five Star is headquartered in Newton, Massachusetts.

Supplemental Information, page 1of 5

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED STATEMENT OF INCOME

(dollars in thousands, except per share data)

	Three months ended March 31,

	2006	2005

Revenues:
Net revenues from residents	$ 188,394	$ 174,840
Pharmacy revenue	11,345	5,256

Total revenues	199,739	180,096

Operating expenses:
Wages and benefits	96,552	92,427
Other operating expenses	49,879	42,014
Pharmacy expenses	10,782	5,024
Management fee to Sunrise	3,538	5,620
Rent expense	26,379	24,383
General and administrative	7,206	6,891
Depreciation and amortization	2,274	1,522

Total operating expenses	196,610	177,881

Operating income	3,129	2,215
Interest and other income	324	246
Interest expense	(759)	(694)
Income from continuing operations before income taxes	2,694	1,767
Provision for income taxes	-	35

Income from continuing operations	2,694	1,732
Loss from discontinued operations	(1,035)	(479)

Net income	$ 1,659	$ 1,253

Weighted average shares outstanding	20,061	12,212

Basic and diluted income per share from:
Continuing operations	$ 0.13	$ 0.14
Discontinued operations	(0.05)	(0.04)

Net income per share	$ 0.08	$ 0.10

EBITDA(1):
Net income	$ 1,659	$ 1,253
Add: income taxes	-	35
Add: depreciation and amortization	2,274	1,522
Add: interest expense	759	694
Add: loss from discontinued operations	1,035	479
Less: interest and other income	(324)	(246)

EBITDA(1)	$ 5,403	$ 3,737

(1)

We consider earnings before interest, taxes, depreciation and amortization, or EBITDA, to be an indicative measure of our operating performance. EBITDA is also useful in measuring our ability to service debt, fund capital expenditures and expand our business. We believe that EBITDA is a meaningful disclosure that may help shareholders to understand better our financial performance, including comparing our performance to similar numbers reported by other companies. However, EBITDA as presented may not be comparable to amounts calculated by other companies. This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States.

Supplemental Information, page 2 of 5

FIVE STAR QUALITY CARE, INC.

SELECTED BALANCE SHEET DATA

(dollars in thousands)

	As of March 31,

	2006	2005

Assets
Current assets:
Cash and cash equivalents	$ 12,288	$ 16,729
Accounts receivable, net of reserve	45,353	46,124
Prepaid expenses and other current assets	30,225	32,027

Total current assets	87,866	94,880

Property and equipment, net	99,643	96,743
Other long term assets	36,124	37,317

Total assets	$ 223,633	$ 228,940

Liabilities and Shareholders’ Equity
Current liabilities	$ 82,098	$ 89,968
Long term liabilities	26,530	25,465
Mortgage notes payable, long term	44,564	44,703
Shareholders’ equity: 20,060,934 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	70,441	68,804

Total liabilities and shareholders’ equity	$ 223,633	$ 228,940

Supplemental Information, page 3 of 5

FIVE STAR QUALITY CARE, INC.

COMMUNITY OPERATING DATA

(dollars in thousands, except average daily rate)

	Three months ended March 31,

	2006	2005

No. of communities (end of period)	153	147
No. of living units (end of period)	17,110	16,492

Occupancy	91%	90%
Average daily rate (ADR)	$ 134	$ 131
ADR% growth	2%	-

Percent breakdown of net revenues from residents:
Medicare	15%	15%
Medicaid	21%	22%
Private	64%	63%

Total	100%	100%

Net revenues from residents	$ 188,394	$ 174,840
Net revenues from residents % growth	8%	-

Communities expenses (1)	$ 146,431	$ 134,441
Communities expenses (1) as a % of net revenues from residents	78%	77%

(1)	Community expenses equals wages and benefits and other operating expenses as shown on our consolidated statement of income.

Supplemental Information, page 4 of 5

FIVE STAR QUALITY CARE, INC.

SAME STORE COMMUNITY OPERATING DATA

(dollars in thousands, except average daily rate)

	Three months ended March 31, (1)

	2006	2005

No. of communities (end of period)	146	146
No. of living units (end of period)	16,428	16,428

Occupancy	91%	90%
Average daily rate (ADR)	$ 136	$ 131
ADR% growth	4%	-

Percent breakdown of net revenues from residents:
Medicare	15%	15%
Medicaid	22%	22%
Private	63%	63%

Total	100%	100%

Net revenues from residents	$ 183,511	$ 174,778
Net revenues from residents % growth	5%	-

Communities expenses (2)	$ 142,256	$ 134,403
Communities expenses (2) as a % of net revenues from residents	6%	-

(1)	Communities that we operated continuously since January 1, 2005.
(2)	Community expenses equals wages and benefits and other operating expenses.

Supplemental Information, page 5 of 5

FIVE STAR QUALITY CARE, INC.

OTHER OPERATING DATA

(dollars in thousands)

	Three months ended March 31,

	2006	2005

No. of communities (1) (end of period):
Assisted living & independent living communities	102	96
Skilled nursing communities	51	51

Total no. of communities	153	147

No. of living units (end of period):
Assisted living & independent living communities	10,968	10,350
Skilled nursing communities	6,142	6,142

Total no. of communities	17,110	16,492

Net revenue from residents:
Assisted living & independent living communities	$ 121,812	$ 111,411
Skilled nursing communities	66,144	63,063
Other (2)	438	366

Total net revenues from residents	$ 188,394	$ 174,840

(1)	Communities are categorized by the type of living units which constitute a majority of the total living units at each community.
(2)	Other net revenues from residents relates primarily to rehabilitation and other specialty service revenues.